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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation into this Registration Statement of Ohio Legacy Corp on Post-Effective Amendment No. 1 to Form SB-2, of our report dated February 2, 2000 on the financial statements of Ohio Legacy Corp as of December 31, 1999 and for the period from July 1, 1999 (date of inception) to December 31, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.

                                       /s/ Crowe, Chizek and Company LLP

                                       Crowe, Chizek and Company LLP

Columbus, Ohio
July 5, 2000